RULE 13d-1 (f)(1)

     The undersigned, on this 15th day of February, 1998 agree and consent to the joint filing on behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Cumulus Media Inc.


                    CML HOLDINGS, LLC

                    By:/s/ Richard W. Weening
                      ------------------------------
                      Richard W. Weening
                      President, Quaestus Management Corp.,
                      the Managing Member



                    QUAESTUS MANAGEMENT CORP.


                    By:/s/ Richard W. Weening
                      --------------------------------
                      Richard W. Weening, President


                    /s/ Richard W. Weening
                    -----------------------------------
                    Richard W. Weening